UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2018
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Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright
1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

On July 2, 2018, the Board of Directors (the “Board”) of Novelion Therapeutics Inc. (the “Company”) appointed Mark Corrigan, M.D. as Executive Chair of the Board and disbanded the Executive Committee, effective immediately. Also, on July 2, 2018, the Board appointed Mr. Hackman, the Company’s chief operating officer (who is serving as its principal executive officer), as Interim Chief Executive Officer. As Interim Chief Executive Officer, Mr. Hackman will report to the Board and continue to lead the Company’s operations.

As Executive Chair, Dr. Corrigan will serve in a supervisory role to the Company’s management team and will continue to perform the traditional duties of Board Chair. He will not have the authority of an executive officer and will not be an employee of the Company. Dr. Corrigan’s compensation in connection with his appointment as Executive Chair has not been determined at this time. Biographical information for Dr. Corrigan and Mr. Hackman can be found beginning on pages 4 and 7, respectively, of the Company’s amendment no. 1 to its Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 30, 2018.

A copy of the press release announcing these matters is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
	Name:	Benjamin Harshbarger
	Title:	General Counsel

Date: July 3, 2018